UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction) of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Units 8-10
Whitby, Ontario, Canada L1N 9T3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2008, Creative Vistas, Inc. (the “Company”) announced the appointment of Dominic Burns, President of the Company, to the additional position of Chief Executive Officer. Mr. Burns’ appointment follows the resignation of Sayan Navaratnam from the position of Chief Executive Officer, also effective May 5, 2008. Mr. Navaratnam who had been both Chief Executive Officer and Chairman, will remain as Chairman.

Mr. Burns, age 48, has over 20 years of experience in the security integration industry. Mr. Burns founded AC Technical Systems Ltd. in 1991, which later became one of Creative Vistas’ core business units, and he has been president of AC Technical since then. He has designed a number of internal technical and marketing programs to expand AC Technical's sales and capabilities. Burns has also served on Creative Vistas’ Board of Directors since September 2004. Mr. Burns is a graduate of Northern Ireland’s Belfast College of Technology and also holds radio and navigation licenses.

There are no arrangements between Mr. Burns and any other person pursuant to which Mr. Burns was selected as Chief Executive Officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Burns has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Burns has no family relationship with any director or executive officer which would otherwise be subject to disclosure under this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

     The following exhibits are filed with this Form 8-K:

Exhibit	Description

99.1	Press Release dated May 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE VISTAS, INC.

Date: May 9, 2008	By:	/s/ Heung Hung Lee
Heung Hung Lee Chief Financial Officer and Secretary